UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2008

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2008 and July 31, 2008, Generex Biotechnology Corporation (the “Company”) entered into Consent and Waiver Agreements with each of the Investors that purchased the Company’s 8% Senior Secured Convertible Notes (the “Notes”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 31, 2008, by and among the Company and the Investors listed on the Schedule of Buyers attached thereto.

The Notes require the Company to pay the Investors on each applicable Installment Date set forth in the Note the Installment Amount due on such date by electing (i) a Company Conversion if various conditions are satisfied and/or (ii) a Company Redemption.

As of the date hereof, certain conditions precedent to Company Conversions under the Notes have not been satisfied, including (i) that the Registration Statement was not declared effective for the resale of all of the Registrable Securities for a period of thirty (30) days prior to the August 1, 2008 Company Installment Notice Date (the “Registration Statement Equity Condition”), and (ii) that the Company received notice from The Nasdaq Stock Market of its failure to comply with the minimum bid price requirement of Marketplace Rule 4310(c)(4) and has 180 calendar days to regain compliance with such rule (the “Listing Maintenance Equity Condition”).

Pursuant to the Consent and Waiver Agreements, all of the investors, with the exception of Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP (together, the “Iroquois Funds”), have agreed to waive satisfaction of (a) the Registration Statement Equity Condition with respect the September 1, 2008 Installment Date, and (b) the Listing Maintenance Equity Condition with respect to the Installment Dates that are September 1, 2008 and October 1, 2008 (the “Applicable Installment Dates”) such that the Company will be entitled to convert the Installment Amounts due on the Applicable Installment Date into the Company’s common stock pursuant to a Company Conversion, and subject to certain conditions, three of the investors (Cranshire Capital, L.P., Portside Growth and Opportunity Fund, and Smithfield Fiduciary LLC), have consented to the Company converting and/or redeeming the Installment Amount due on August 1, 2008 as follows:

1.	On the August 1, 2008 Installment Date, the Company will pay the accrued and unpaid interest in cash.

2.	The balance of the August 1, 2008 Installment Amount will be paid in the Company’s common stock pursuant to a Company Conversion as follows:
a. 50% of the stock will be issued at the same time and in the same manner as the September 1, 2008 Installment Amount is paid (together with the payment of the September 1, 2008 Installment Amount in stock); and
b. 50% of the stock will be issued at the same time and in the same manner as the October 1, 2008 Installment Amount is paid (together with the payment of the October 1, 2008 Installment Amount in stock).

3.
The stock issuable in respect of the Aug 1 Installment Amount will be calculated using the lower of (i) the then applicable Conversion Price, (ii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding August 1, 2008 and (iii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding the delivery or deemed delivery of the Company Installment Notice with respect to the Installment Amount due on September 1, 2008 or October 1, 2008 (as the case may be).

Another investor, Rockmore Investment Master Fund Ltd, has consented to the Company converting and/or redeeming the Installment Amount due on August 1, 2008 as set forth above; provided however, that 50% of the principal balance of the Installment Amount due on August 1, 2008 will be paid in cash on August 1, 2008 together with accrued and unpaid interest and 50% of the principal balance of the August 1, 2008 Installment Amount will be paid in the Company’s common stock as set forth above.

The Iroquois Funds have agreed to waive satisfaction of the Registration Statement Equity Condition and the Listing Maintenance Equity Condition with respect the September 1, 2008 Installment Date such that the Company will be entitled to convert the September 1, 2008 Installment Amount into shares of the Company’s common stock pursuant to a Company Conversion.

The foregoing summaries of the terms of the Consent and Waiver Agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 through 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Consent and Waiver Agreement entered into with Cranshire Cranshire Capital, L.P., Portside Growth and Opportunity Fund and, Smithfield Fiduciary LLC

10.2	Form of Consent and Waiver Agreement entered into with Rockmore Investment Master Fund Ltd.

10.3	Form of Consent and Waiver Agreement entered into with the Iroquois Funds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: August 1, 2008	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Consent and Waiver Agreement entered into with Cranshire Cranshire Capital, L.P., Portside Growth and Opportunity Fund and, Smithfield Fiduciary LLC

10.2	Form of Consent and Waiver Agreement entered into with Rockmore Investment Master Fund Ltd.

10.3	Form of Consent and Waiver Agreement entered into with the Iroquois Funds